UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, the Board of Directors of Penn Virginia Resource GP, LLC, general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved amendments to the Penn Virginia Resource GP, LLC Second Amended and Restated Long-Term Incentive Plan and Penn Virginia Resource GP, LLC Non-Employee Directors Deferred Compensation Plan (collectively, the “Plans”) to (a) comply with Section 409A of the Internal Revenue Code of 1986, as amended, and (b) provide for the issuance of uncertificated units of the Partnership’s common units (the “Amended Plans”). The corresponding form of grant agreements under the Plans were also amended accordingly (the “Amended Grant Agreements”).

A copy of the Amended Plans and the form of Amended Grant Agreements are filed as Exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.2	Form of Agreement for Deferred Common Unit Grants under the Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.3	Form of Agreement for Restricted Unit Awards under the Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.4	Penn Virginia Resource GP, LLC Amended and Restated Non-Employee Directors Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2007

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC, its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.2	Form of Agreement for Deferred Common Unit Grants under the Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.3	Form of Agreement for Restricted Unit Awards under the Penn Virginia Resource GP, LLC Third Amended and Restated Long-Term Incentive Plan.

10.4	Penn Virginia Resource GP, LLC Amended and Restated Non-Employee Directors Deferred Compensation Plan.